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                                                               EXHIBIT 99.g.1(d)


                         [LOGO OF CHASE APPEARS HERE]



The Chase Manhattan Bank
4 New York Plaza
New York, NY 10004


February 28, 2000


Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL 60604

Re: Amendment to Multiple Services Agreement Effective May 9, 1997- Addition of the Brinson U.S. Treasury Inflation Protected Securities Fund, Brinson Defensive High Yield Fund, Brinson Limited Duration Fund and Fund Name Changes


Dear Sirs:

     We refer to the Multiple Services Agreement, effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by The Chase Manhattan Bank, and Brinson Relationship Funds.

     The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of Brinson Relationship Funds effective June 1, 1998" is replaced in its entirety with "Schedule B1 - List of Series of Brinson Relationship Funds as last amended on February 28, 2000", attached hereto.

     2. "Schedule F - Fee Schedule for Brinson Relationship Funds effective June 1, 1998" is replaced in its entirety with "Schedule F - Fee Schedule for Brinson Relationship Funds as last amended on February 28, 2000", attached hereto.

     The MSA, as amended by this letter amendment, shall continue in full force and effect.
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     Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Richard Weinhart, The Chase Manhattan Bank, Third Floor, 4 New York Plaza, New York, NY 10004-2413.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By:    _________________________________
                                        Name:  Stephen Buck
                                        Title: Principal



Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS


By:     _______________________________
Name:   E. Thomas McFarlan
Title:  President
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                                  SCHEDULE B1
                                  -----------

                 LIST OF SERIES OF BRINSON RELATIONSHIP FUNDS
                 --------------------------------------------

                     As last amended on February 28, 2000

             Brinson Global Securities Fund
             Brinson Global Bond Fund
             Brinson U.S. Equity Fund
             Brinson U.S. Large Capitalization Equity Fund
             Brinson U.S. Intermediate Capitalization Equity Fund
             Brinson U.S. Value Equity Fund
             Brinson U.S. Small Capitalization Equity Fund
             Brinson Global (Ex-U.S.) Equity Fund
             Brinson Emerging Markets Equity Fund
             Brinson Bond Plus Fund
             Brinson U.S. Bond Fund
             Brinson U.S. Short/Intermediate Fixed Income Fund
             Brinson Limited Duration Fund
             Brinson U.S. Treasury Inflation Protected Securities Fund Brinson Short-Term Fund
             Brinson U.S. Cash Management Prime Fund
             Brinson High Yield Fund
             Brinson Defensive High Yield Fund
             Brinson Emerging Markets Debt Fund
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                                  SCHEDULE F
                                  ----------

                  FEE SCHEDULE FOR BRINSON RELATIONSHIP FUNDS
                  -------------------------------------------

                     as last amended on February 28, 2000

                Accounting, Administration, Transfer Agency and
                     Custody Services Annual Fee Schedule


1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer, 5.25 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

     There will be an annual fee of $25 for each shareholder account within Brinson Relationship Funds.

     An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within Brinson Relationship Funds:

Fund                                                                       Expense Cap
----                                                                       -----------
Brinson Global Securities Fund                                         5 basis points
Brinson Global Bond Fund                                               5 basis points
Brinson U.S. Equity Fund                                               1 basis point
Brinson U.S. Large Capitalization Equity Fund                          1 basis point
Brinson U.S. Intermediate Capitalization Equity Fund                   1 basis point
Brinson U.S. Value Equity Fund                                         1 basis point
Brinson U.S. Small Capitalization Equity Fund                          0 basis points
Brinson Global (Ex-U.S.) Equity Fund                                   6 basis points
Brinson Emerging Markets Equity Fund                                   50 basis points
Brinson Bond Plus Fund                                                 5 basis points
Brinson U.S. Bond Fund                                                 1 basis point
Brinson U.S. Short/Intermediate Fixed Income Fund                      1 basis point
Brinson Limited Duration Fund                                          1 basis point
Brinson U.S Treasury Inflation Protected Securities Fund               1 basis point
Brinson Short-Term Fund                                                5 basis points
Brinson U.S. Cash Management Prime Fund                                1 basis point
Brinson High Yield Fund                                                0 basis points
Brinson Defensive High Yield Fund                                      1 basis point
Brinson Emerging Markets Debt Fund                                     50 basis points

     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged
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     ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another Brinson Partners, Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

     For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Brinson Emerging Markets Equity Fund as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Brinson Emerging Markets Debt Fund (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

     Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.

     The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

     (1)  taxes;

     (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;
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     (4)  EDGAR filing fees;

     (5)  independent public accountants;

     (6)  insurance premiums including fidelity bond premiums;

     (7)  outside legal expenses;

     (8)  costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11) trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customer will not be billed directly for any direct Customer expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.